UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 4, 2019

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2019, Canbiola, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Iconic Brands, Inc., a Nevada corporation (“ICNB”) and Green Grow Farms, Inc., a New York corporation (“Green Grow” and, collectively with ICNB and the Company, the “Parties”).

Pursuant to the terms of the Agreement, at closing, the Company will receive 51% equity interest in Green Grow (the “GG Shares”) in exchange for an aggregate of 37,500,000 shares of the Company’s common stock (the “Purchase Shares”). On June 30, 2020 (the “Valuation Date”), a valuation of the Purchase Shares shall be performed for the purpose of determining whether the Market Price Per Purchase Share (as defined in the Agreement) on the Valuation Date is less than $1,000,000. In the event that the aggregate Market Price Per Purchase Share on the Valuation Date is less than $1,000,000, the Company shall issue to the ICNB such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to ICNB for the purchase of the GG Shares (taking into account the Purchase Shares and the Additional Purchase Shares) equals $1,000,000. For purposes of the valuation, Market Price Per Purchase Share shall be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020.

In the event that ICNB determines to make a distribution of the Purchase Shares to its shareholders, whether by way of dividend or otherwise, the Company agreed to cooperate in the filing of a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission covering the Purchase Shares, if requested by ICNB. ICNB shall be responsible for directly paying all expenses relating to such Registration Statement, including, but not limited to, filing fees, the Company’s counsel legal fees, blue sky filing fees and audit fees.

Pursuant to the Agreement, the Company has agreed to indemnify and hold ICNB harmless from and against any and all liabilities, obligations or claims arising out of or resulting from GGFI’s operation of its Business or its assets after the closing of the Agreement and the Company’s breach of any covenants, warranties or agreements set forth therein, provided the amount of any indemnification shall not exceed an amount equal to the value of the GG Shares as of the closing. The Agreement otherwise contains customary representations and warranties, termination rights, and certain covenants of the Parties.

The closing of the Agreement is subject to the satisfaction of various closing conditions, including the completion of audited financial statements of Green Grow and due diligence by the Company. In addition, in the event the Agreement has not been closed by December 31, 2019, any of the Parties may terminate the Agreement by providing written notice to the other Parties.

The foregoing description of the Agreement is qualified in its entirety by the terms of the full text of the Agreement, attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Green Grow Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: December 6, 2019	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO